UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2009

CRM Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32705	n/a
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box HM 2062, Hamilton, Bermuda,		HM HX
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-295-2185

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 20, 2009, CRM Holdings, Ltd. (the "Company") and Robert V. Polansky ("Mr. Polansky") mutually agreed that the employment agreement between the Company and Mr. Polansky would expire by its terms effective January 1, 2010. Under the terms of Mr. Polansky’s employment agreement, the Company would employ him as its Chief Marketing Officer for a period of 3 years, beginning in December 2006, and after the initial contract term, the term of Mr. Polansky’s employment agreement would have automatically renewed for successive one-year terms, unless either party delivered notice to the other party of its intention not to renew the term of the agreement. The Company and Mr. Polansky provided respective notices of their intention not to renew the term of the employment agreement. Mr. Polansky will continue his employment with the Company as its Chief Marketing Officer on "at will" basis at an annual base salary of $265,000.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.

November 25, 2009	By:	/s/ James J. Scardino

Name: James J. Scardino
Title: Chief Executive Officer